EXHIBIT 10.22



                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT (Agreement), dated as of
October 1, 1998, is by and between Iomega Corporation, a Delaware corporation (Company) and ____________ (Executive).


                                    RECITALS

         WHEREAS, Executive has served as a key member of the Company's management team and the Company wants to retain Executive's services in the best interests of the Company and its stockholders; and

         WHEREAS, Executive is desirous of continuing in the management team pursuant to the terms of this Agreement;

         NOW, THEREFORE, the Company and Executive, in consideration of the terms set forth herein and other valuable consideration, agree as follows.

                             EMPLOYMENT OF EXECUTIVE

1. EMPLOYMENT. Executive is employed by the Company on an at-will basis, which means that either Executive or the Company may terminate the employment relationship at any time for any reason, with or without cause.


2. SEVERANCE. If Executive's employment is terminated by the Company, other than for "Cause" as defined herein, before November 1, 1999, and Executive executes a General Release releasing all claims and causes of action
     Executive may have against the Company, its officers, directors and employees, excluding claims (i) under this Agreement, (ii) under any option agreement or performance unit agreement between Executive and the Company, or (iii) with respect to unreimbursed business expenses incurred by Executive in connection with Company business, the Company will pay Executive "Severance" as defined herein. Severance, for this purpose, shall be Executive's current annual compensation, base and estimated bonus, as of the date of termination, less any compensation Executive may receive for subsequent employment in the one-year period following termination. Severance payments shall be made on the Company's regular payroll schedule with the bonus component of Severance to be included in the final payment.

3. EMPLOYEE BENEFITS. Subject to the terms and conditions of the Company's employee benefit plans, following not-for-Cause termination the Company will continue to provide employee benefits to Executive until: (a) Executive becomes eligible for similar benefits in subsequent employment without any exclusion for pre-existing conditions of Executive or his or her dependents; or (b) Executive discontinues participation in the employee benefit plan through failure to contribute, or otherwise; or (c) the expiration of one year after the date of termination; whichever date shall first occur.

4. CAUSE. "Cause" shall mean: (i) any act of personal dishonesty by the Executive in connection with his or her responsibilities as an employee, or
     (ii) conviction of the Executive of a felony, or (iii) a wanton or willful act by the Executive in violation of either the Company's own interest or of Executive's duties or of Executive's expected standard of conduct, or
     (iv) violations by the Executive of Executive's obligations as an employee of the Company which are demonstrably willful and deliberate on the Executive's part after written demand for performance from the Company which describes the basis for the Company's belief that the Executive has not substantially performed his or her duties.

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                      NON-DISCLOSURE AND NON-DISPARAGEMENT

5. NON-DISCLOSURE. Executive acknowledges his or her obligations, both during and after the term of Executive's employment with the Company, under a non-disclosure agreement previously entered into between Executive and the Company. Any breach of Executive's non-disclosure obligations to the Company shall, in addition to all other remedies available to the Company, result in the immediate release of the Company from any obligations it would otherwise have to provide further payments or benefits under this Agreement.

6. RETURN OF DOCUMENTS. Upon termination, for any reason, of Executive's employment with the Company, all documents, records, and materials relating to the Company's business, whether stored electronically or in a written or printed form, or otherwise, including but not limited to notes, notebooks, rolodex files, telephone lists, computer or data processing disks and tapes, marketing plans, financial plans and studies, customer lists, names of business contacts, policies and procedures, and any materials prepared, compiled or acquired by Executive relating to any aspect of the Company or its business, products, plans or proposals, and all copies thereof, then in Executive's or a related party's possession, custody or control, whether prepared by Executive or others, shall be returned to the Company. Related parties shall include each person or entity associated with or related to Executive at the time of the termination of Executive's employment with the Company. Executive also agrees to participate in an exit interview upon the termination of Executive's employment with the Company.

7. EMPLOYMENT INVENTIONS. Executive acknowledges that certain innovations, products and processes invented or discovered by Executive during Executive's employment with the Company are the property of the Company and have been assigned to the Company under an agreement previously entered into between Executive and the Company. Any breach of Executive's obligations to the Company with respect to the assignment of inventions shall, in addition to all other remedies available to the Company, result in the immediate release of the Company from any obligations it would otherwise have to provide further payments or benefits under this Agreement.

8. NON-DISPARAGEMENT. During and after the term of Executive's employment with the Company, Executive agrees not to disparage, orally or in writing, the Company, its officers, executives, management, operations, products, designs, or any other aspects of the Company's affairs to any third person or entity; and the Company agrees that none of its executive officers shall disparage, orally or in writing, Executive or the performance of Executive's duties at the Company to any third person or entity.


                                NON-SOLICITATION


9.   NON-SOLICITATION  OF EMPLOYEES.  Executive  agrees that during  Executive's employment with the Company and for one year following Executive's voluntary or involuntary termination of employment with the Company, Executive shall not, directly or indirectly, in any capacity (including but not limited to, as an individual, a sole proprietor, a member of a partnership, a stockholder, investor, officer, or director of a corporation, an executive, agent, associate, or consultant of any person, firm or corporation or other entity) hire any person from, attempt to hire any person from, or solicit, induce, persuade, or otherwise cause any person to leave his or her employment with the Company. Any breach of Executive's obligations under this paragraph shall, in addition to all other remedies available to the Company, result in the immediate release of the Company from any obligations it would otherwise have to provide further payments or benefits under this Agreement.

10.  NON-SOLICITATION  OF CUSTOMERS.  Executive  agrees that during  Executive's employment with the Company and for one year following Executive's voluntary or involuntary termination of employment with the Company, Executive shall not, directly or indirectly, in any capacity, solicit the business of any customer of the Company except on behalf of the Company, or attempt to induce any customer of the Company to cease or reduce its business with the Company; provided that following the termination of Executive's employment with Company he or she may solicit a customer of the Company to purchase goods or services that do not compete directly or indirectly with those then offered by the Company. Any breach of Executive's obligations under this paragraph shall, in addition to all other remedies available to the Company, result in the immediate release of the Company from any obligations it would otherwise have to provide further payments or benefits under this Agreement.


                                 NON-COMPETITION


11. CONFIDENTIAL/PROPRIETARY INFORMATION. Executive acknowledges and agrees that in Executive's position at the Company, Executive will have access to, knowledge of and use of the Company's trade secrets, proprietary information, business operations, business know-how, employee information, and customer information. Executive acknowledges that such information is critical to the successful operation of Company's business, that it would be impossible for Executive to discard all knowledge of such information upon separation of employment with the Company, and that it would be unfair to the Company for such information to be used by an Executive in a business that competes or attempts to compete with the Company. Executive recognizes and agrees that the Company fills a narrow, specific niche in the computer storage device industry. A limited number of entities located throughout the world compete worldwide with the company in the data storage device industry. As a result of this worldwide market, Executive agrees that this covenant not to compete extends worldwide and cannot be written more narrowly.

12. NON-COMPETITION. Executive agrees that during Executive's employment with the Company, and for one year following the termination of Executive's employment  with  the  Company  for  whatever  reason,  Executive  will not directly or indirectly perform services for an entity, including Executive's self, which actually or potentially competes with the Company. For the purposes of this section only and not for purposes of any antitrust related market definition or analysis, an entity (which includes but is not limited to a person, partnership, joint venture, or corporation) will be considered to compete with the Company if such entity (or in the case of a multi-billion dollar, multi-division corporation, the division thereof for which services are proposed to be performed by Executive) or any of its affiliates engages directly or indirectly in the removable media storage device market segment as all or part of its business. Examples of such entities include: Syquest, Castlewood, Imation, Sony, HP Storage Division, Seagate Removable Storage Division, and their affiliates. These examples are provided for illustration purposes and are not intended to be an all-inclusive list or to limit the preceding terms in any way. For the purposes of this Non-Competition Section, performing services shall include but not be limited to positions as employee, consultant, officer, joint venturer, owner in full or in part (excluding ownership consisting solely of not more than 1% of the outstanding stock of a publicly held company), partner, and director. Any breach of Executive's obligations under this paragraph shall, in addition to all other remedies available to the
     Company, result in the immediate release of the Company from any obligations it would otherwise have to provide further payments or benefits under this Agreement.


                              ADDITIONAL PROVISIONS

13.      SUCCESSOR IN INTEREST.


          (a) COMPANY'S SUCCESSORS. Any successor to the Company (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) or to all or substantially all of the Company's business and/or assets shall assume the obligations of the Company under this Agreement and agree expressly to perform the Company's obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection or which becomes bound by the terms of this Agreement by operation of law.


          (b) Executive's Successors. The terms of this Agreement and all rights of the Executive hereunder shall inure to the benefit of, and be enforceable by, the Executive's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees.

14. NEW EMPLOYMENT. Executive shall inform the Company immediately of any change in his or her employment status during the period that Executive is receiving Severance.

15.  SEVERABILITY.  The  invalidity  or  unenforceability  of any  provision  or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

16. EMPLOYMENT TAXES. All payments made pursuant to this Agreement will be subject to withholding of applicable income and employment taxes.


17. REMEDIES: NO IMPLIED WAIVERS. The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement by negotiation. If the dispute has not been resolved by negotiation within 30 days, the parties shall endeavor to resolve it by mediation. Unless the parties otherwise provide, the mediator shall be selected from the CPR Panels of Distinguished Neutrals. Any dispute which remains unresolved 30 days after appointment of a mediator shall be settled by arbitration by a sole arbitrator in accordance with the CPR Rules for Non-Administrated Arbitration, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The reference in this Agreement to particular breaches resulting in an immediate release of the Company from certain of its obligations shall not mean that other material breaches would not also create a right on the part of the Company to discontinue all payments and benefits under this Agreement or to be relieved of other obligations. No delay or omission by either party in exercising any right under this Agreement will operate as a waiver of that or any other rights. A waiver or consent given by the Company on one occasion is effective only in that instance and will not be construed as a bar or waiver of any right on any other occasion.

18. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties recognize that irreparable injury to the Company will result from a material breach of the Assignment of Inventions, Non-Disclosure, , Non-Disparagement, Non-Solicitation, or Non-Compete provisions in pargraph 5-12 of this Agreement, and that monetary damages will be inadequate to rectify such injury. Accordingly, notwithstanding the dispute resolution provisions in the foregoing paragraph, the Company shall be entitled to one or more preliminary or permanent orders: (i) restraining or enjoining any act which would constitute a material breach of paragraph 5-12 of this Agreement, and (ii) compelling the performance of any obligation which, if not performed, would constitute a material breach of paragraph 5-12 of this Agreement.


19. ENTIRE AGREEMENT. Except with respect to the terms of any written employment agreement, if any, by and between the Company and Executive that is signed on behalf of the Company, no agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

20. GOVERNING LAW. This Agreement shall be interpreted, construed and governed in accordance with the laws of the State of Delaware, without giving effect to the choice of law rules thereof.

IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the date hereinabove written.



                                         IOMEGA CORPORATION

                                By:/s/ Laurie B. Keating
                                --------------------------------
                                Name:   Laurie B. Keating

                                Title: Senior Vice President
                                       and General Counsel


                                ---------------------------------
                                [Executive]